UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 NW Everett St. Portland, Oregon	97210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Semler Scientific, Inc. (the “Company”) received a deficiency notice (the “Notice”), dated August 11, 2015, from the Nasdaq Stock Market (“NASDAQ”) notifying it that, as of June 30, 2015, the Company’s reported stockholders’ equity of $1,698,000 did not meet the $2,500,000 minimum required to maintain continued listing as set forth in NASDAQ Rule 5550(b)(1) (the “Rule”), and that as of August 10, 2015, the Company did not meet the alternative requirements of market value of listed securities or net income from continuing operations. In accordance with NASDAQ Rule 5810(c)(2), the Company was given 45 days from the date of the Notice, or until September 25, 2015, to submit to NASDAQ a plan to regain compliance with the continued listing requirements. On September 18, 2015, the Company submitted its plan to regain compliance with the continued listing requirements. By letter dated October 15, 2015, the Company was given until February 8, 2016, to regain compliance with the Rule.

On February 9, 2016, the Company received a Staff Determination Letter (the “Letter”) from NASDAQ notifying it that the Company had not regained compliance with the Rule. The Letter also stated that the Company’s securities would be scheduled for delisting and would be suspended at the opening of business on February 18, 2016 unless the Company requested an appeal of the decision to the Hearings Panel (the “Panel”). The Company requested, and was granted, a hearing before the Panel, which was held on March 31, 2016. This hearing automatically stayed the delisting of the Company’s common stock pending the issuance of a determination by the Panel.

On April 8, 2016, the Company received a determination letter from the Panel notifying the Company that its request for continued listing was granted, subject to two conditions: (1) on or before May 16, 2016, the Company was to provide the Panel with an update on its progress toward compliance, in particular the status of a Form S-1 filing and prospectus for public offering; and (2) on or before August 8, 2016, the Company was to publicly announce and inform the Panel that it has stockholders’ equity above $2.5 million and provide the Panel with certain updated financial information.

On August 9, 2016, the Company received a determination letter from the Panel notifying the Company that its common stock will be delisted from NASDAQ and that suspension of trading in the shares will be effective at the open of business on August 11, 2016. The determination letter also indicated that NASDAQ would complete the delisting by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission, after applicable appeals periods have lapsed. The delisting becomes effective ten days after the Form 25 is filed.

On August 11, 2016, the Company issued a press release announcing the delisting of the Company’s common stock. Such press release is included as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Semler Scientific, Inc. Press Release dated August 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian Title: Chief Executive Officer

Date: August 11, 2016